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                                                                EXHIBIT 11



                                 MYR GROUP INC.
                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                         Year Ended December 31
                                                                                         ----------------------
                                                                          1996                  1995                     1994
                                                                          ----                  ----                     ----
Primary income per share
Income from continuing operations                                        $ 3,968                $   3,429              $  2,329
                                                                         -------                ---------              --------
Weighted average number of common shares
 outstanding during the period                                             3,212                    3,174                 3,179

Add - common equivalent shares (determined  using the
      "treasury stock" method)  representing shares
      issuable upon exercise of the common stock equivalents                 237                      226                   155
                                                                         -------                ---------              --------
Weighted average number of shares for income per common share              3,449                    3,400                 3,334
                                                                         -------                ---------              --------

Primary income per share before  discontinued operations                 $  1.15                $    1.01              $    .70
                                                                         =======                =========              ========
Loss from discontinued operations                                        $  (530)               $      -               $   (150)
                                                                         =======                =========              ========

Net income                                                               $ 3,438                $   3,429              $  2,179
                                                                         =======                =========              ========

Primary income per common share                                          $  1.00                $    1.01              $    .65
                                                                         =======                =========              ========


Fully diluted income per share
Income from continuing operations                                        $ 3,968                $   3,429              $  2,329
Add interest on convertible subordinated notes, net of tax                   247                      237                  N/A
                                                                         -------                ---------              --------
                                                                         $ 4,215                $   3,666              $  2,329
                                                                         -------                ---------              --------
Weighted average number of common
 shares outstanding during the year                                        3,212                    3,174                 3,179

Add
- Common equivalent shares (determined using the treasury stock"
  method) representing shares issuable upon exercise of common
  stock equivalents                                                          306                      244                   155

- Shares assumed converted from
  convertible subordinated notes                                             600                      600                   N/A

  Weighted average number of shares for fully diluted                    -------                ---------              --------
  income per common share                                                  4,118                    4,018                 3,334
                                                                         -------                ---------              --------
Fully diluted earnings before discontinued operation per
 common share                                                            $  1.02                $     .91              $    .70
                                                                         =======                =========              ========
Loss from discontinued operations                                        $  (530)               $       -              $   (150)
                                                                         =======                =========              ========
Net income                                                               $ 3,685                $   3,666              $  2,179
                                                                         =======                =========              ========
Fully diluted income per common share                                    $   .89                $     .91              $    .65
                                                                         =======                =========               =======

Note: All shares and per share data have been adjusted for the four-for-three split in the form of a stock dividend in December 1995.



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